UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    ---------


                                   FORM 8-K/A

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report [Date of Earliest Event Reported]: April 9, 1998




                     Commission File Number    0-15266



                 BIO-REFERENCE LABORATORIES, INC. AND SUBSIDIARY
             (Exact name of registrant as specified in its charter)



              New Jersey                                      22-2405059
  (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                          Identification No.)



            481 Edward H. Ross Drive
            Elmwood Park, New Jersey                         07407-3118
  (Address of principal executive offices)                  (Zip code)



Registrant's telephone number, including area code:        (201) 791-2600
                                                       ---------------------

Item 7.  Financial Statements, Pro Forma Financial Information

BIO-REFERENCE LABORATORIES, INC. AND SUBSIDIARY
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
[UNAUDITED]
------------------------------------------------------------------------------




The following pro forma condensed combined balance sheet as of January 31, 1998, and the condensed combined statements of operations for the year ended October 31, 1997 and the three months ended January 31, 1998, give effect to the following:

On April 9, 1998, Bio-Reference Laboratories, Inc. [the "Company"] acquired the assets and certain liabilities of Medilabs, Inc. ["MLI"] from LTC Services and Holdings, Inc. ["Holdings"] and a wholly- owned subsidiary of Long-Term Care Services, Inc. ["LTC"].

The acquisition will be effective April 9, 1998 for accounting purposes and will be accounted for as a purchase. The operations of Medilabs will be included in the Company's results of operations commencing April 9, 1998

In connection with the acquisition of MLI certain key employees signed employment agreements with the Company for an unspecified period which included a six month non-competition clause. In addition, LTC, Holdings, two affiliated corporations and an employee of LTC signed non-competition agreements.

The purchase price was $5,500,000 consisting of cash payments of $4,000,000 delivered by BRLI at the closing [including $50,000 of payments for non-competition agreements with LTC, Holdings, two affiliated corporations and an employee of LTC and $200,000 of payments for access and use through April 8, 1999 of a laboratory hardware and software system of significant importance to the MLI business) and delivery by BRLI of its $1,500,000 promissory note payable without interest in three semi-annual installments commencing one year after the closing. In addition, BRLI paid an MLI obligation of $122,366 at the closing to an MLI affiliated entity for MLI's use through the closing date of a piece of analytical equipment which will continue to be used by MLI after the closing. The Stock Purchase Agreement also provides for a maximum of $1,500,000 in additional payments to be made by BRLI if certain revenues are realized by MLI after closing.

The pro forma information is based on the historical financial statements of the Company and Medilabs giving effect to the acquisition and the assumptions and adjustments in the accompanying notes to the pro forma combined financial statements.

The pro forma condensed combined balance sheet assumes the acquisition was consummated on January 31, 1998. The pro forma condensed combined statements of operations give effect to this transaction as if it had occurred at the beginning of the earliest period presented. The pro forma condensed combined financial statements are based on the historical financial statements of the Company and Medilabs. These pro forma condensed combined financial statements may not be indicative of the results that actually would have occurred if the acquisition had taken place on the dates indicated.

BIO-REFERENCE LABORATORIES, INC. AND SUBSIDIARY
PRO FORMA ADJUSTMENTS
------------------------------------------------------------------------------





[1] To reflect the Company's receipt of a $4,000,000 five year note payable in April of 1998 to be utilized for the acquisition of Medilabs, Inc. The note has interest at 2% over prime and interest is payable monthly. Interest expense of approximately $360,000 annually, or $90,000 quarterly, has been accrued on a proforma basis.

[2]  To record goodwill resulting from the acquisition of Medilabs, Inc.["MLI"]:

     Net Assets of Medilabs - 3/31/98                   $(11,803,155)
     Adjustments:
      Accrued Expenses not Assumed                           146,867
      Due to Related Party not Assumed                    17,167,532
      Goodwill not Acquired                               (2,827,496)
      Effect of Change in Ownership                       (1,600,000)
                                                         -----------

     Net Assets Acquired                                   1,083,748
     Purchase Price [Net of $300,000 Discount on Note]     5,200,000
                                                         -----------
     Excess of Purchase Price over Net Assets Acquired     4,116,252

     Less: Items Paid Pursuant to Acquisition Agreement
           Non-Compete Agreements                            (50,000)
           Use Agreement                                    (200,000)
                                                         -----------
      Goodwill                                           $ 3,866,252 [c]
      --------                                           ===========

     The purchase price of $5,500,000 was $4,000,000 in cash and $1,500,000 in a promissory note payable. The purchase price includes $50,000 for non-compete agreements and $200,000 for use of laboratory hardware and software system through April 1999. The note is payable in three semi-annual installments commencing one year after closing, without interest. The Company has discounted this note for financial reporting purposes to $1,200,000. Interest expense for the amortization of the $300,000 will be recorded [or $30,000 quarterly] over the life of the discounted note.

[3] To reflect the payment of an MLI obligation of $122,366 paid at closing to an affiliated entity for MLI's use through the closing date of a piece of analytical equipment which will continue to be used by MLI after closing.

[4] To record amortization of goodwill and other acquired intangibles of approximately $206,000 annually, or $51,000 quarterly, on a straight line method over 20 years.

BIO-REFERENCE LABORATORIES, INC. AND SUBSIDIARY
------------------------------------------------------------------------------


PRO FORMA CONDENSED COMBINED BALANCE SHEET
[UNAUDITED]
------------------------------------------------------------------------------



                               Bio-Reference
                            Laboratories, Inc.Medilabs, Inc.
                                January 31,    March 31,    Pro Forma     Pro Forma
                                  1 9 9 8       1 9 9 8    Adjustments    Combined
Assets:
Current Assets:
  Cash                         $ 2,187,800  $    13,854  $ 4,000,000 [1] $ 2,079,288
                                                          (4,000,000)[2]
                                                            (122,366)[3]
  Restricted Cash - Certificate
   of Deposit                      852,000        5,786           --         857,786
  Accounts Receivable - Net     14,547,771    4,274,581   (1,600,000)[2]  17,222,352
  Inventory                        460,156      250,856           --         711,012
  Other Current Assets           1,541,480       56,843           --       1,598,323
  Certificates of Deposit -
   Restricted                    3,601,250           --           --       3,601,250

  Total Current Assets          23,190,457    4,601,920   (1,722,366)     26,070,011
                               -----------  -----------  -----------     -----------

  Property and Equipment - Net   1,296,673    1,482,771           --       2,779,444
                               -----------  -----------  -----------     -----------

Other Assets:
  Deposits                         190,634       86,022           --         276,656
  Goodwill                       1,376,564    2,827,496   (2,827,496)[2]   5,242,816
                                                           3,866,252 [2]
  Intangible Asset - Net                --      197,478      250,000 [2]     447,478
  Certificate of Deposit            78,750           --           --          78,750
  Deferred Charges               3,268,770           --           --       3,268,770
  Due from Related Party           214,118           --           --         214,118
  Other Assets                     446,903           --           --         446,903
                               -----------  -----------  -----------     -----------

  Total Other Assets             5,575,739    3,110,996    1,288,756       9,975,491
                               -----------  -----------  -----------     -----------

  Total Assets                 $30,062,869  $ 9,195,687  $  (433,610)    $38,824,946
                               ===========  ===========  ===========     ===========


The Accompanying Notes are an Integral Part of Pro Forma These Financial Statements.

BIO-REFERENCE LABORATORIES, INC. AND SUBSIDIARY
------------------------------------------------------------------------------


PRO FORMA CONDENSED COMBINED BALANCE SHEET
[UNAUDITED]
------------------------------------------------------------------------------



                               Bio-Reference
                            Laboratories, Inc.Medilabs, Inc.
                                January 31,    March 31,    Pro Forma     Pro Forma
                                  1 9 9 8       1 9 9 8    Adjustments    Combined

Liabilities and Shareholder's
  Equity [Deficit]:
Current Liabilities:
  Accounts Payable             $ 2,194,885  $ 2,430,927  $  (122,366)[3] $ 4,503,446
  Accrued Salaries and
   Commissions                     705,026      329,283           --       1,034,309
  Accrued Expenses                 752,867      594,674     (146,867)[2]   1,200,674
  Current Maturities of Long-
   Term Debt                     1,684,050       66,837      800,000 [1]   2,550,887
  Capitalized Lease Obligation      86,506      182,629           --         269,135
  Due to Related Parties                --   17,167,532  (17,167,532)[2]          --
  Notes Payable                  8,268,013           --           --       8,268,013
                               -----------  -----------  -----------     -----------

  Total Current Liabilities     13,691,347   20,771,882  (16,636,765)     17,826,464
                               -----------  -----------  -----------     -----------

Long-Term Liabilities:
  Long-Term Debt, Less Current
   Maturities                      561,759        7,621    3,200,000 [1]
                                                           1,200,000 [2]   4,969,380
  Capitalized Lease Obligations    229,601      219,339           --         448,940
                               -----------  -----------  -----------     -----------

  Total Long-Term Liabilities      791,360      226,960    4,400,000       5,418,320
                               -----------  -----------  -----------     -----------

Commitments and Contingencies           --           --           --              --
                               -----------  -----------  -----------     -----------

Shareholder's Earnings [Deficit]:
  Preferred Stock                   60,408           --           --          60,408

  Common Stock                      71,694            1           (1)[2]      71,694

  Additional Paid-in Capital    22,967,160    1,718,000   (1,718,000)[2]  22,967,160

  Accumulated Earnings [Deficit](7,193,575) (13,521,156)  13,521,156 [2]  (7,193,575)

  Deferred Compensation           (325,525)          --           --        (325,525)
                               -----------  -----------  -----------     -----------

  Total Shareholder's Equity
   [Deficit]                    15,580,162  (11,803,155)  11,803,155      15,580,162
                               -----------  -----------  -----------     -----------

  Total Liabilities and
   Shareholder's Equity
   [Deficit]                   $30,062,869  $ 9,195,687  $  (433,610)    $38,824,946
                               ===========  ===========  ===========     ===========


The Accompanying Notes are an Integral Part of Pro Forma These Financial Statements.

BIO-REFERENCE LABORATORIES, INC. AND SUBSIDIARY
------------------------------------------------------------------------------


PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
[UNAUDITED]
------------------------------------------------------------------------------

                               Bio-Reference
                               Laboratories    Medilabs
                                   Inc.          Inc.
                                Year ended    Year ended
                                October 31,  December 31,  Pro Forma     Pro Forma
                                  1 9 9 7       1 9 9 7   Adjustments     Combined


Net Revenues                    $38,660,184  $ 14,758,921  $        --    $53,419,105
                                -----------  ------------  -----------    -----------

Cost of Services:
  Depreciation                      390,953       381,520           --        772,473
  Employee Related Expenses       8,595,078     4,486,991           --     13,082,069
  Reagents and Laboratory
   Supplies                       4,777,325     2,422,892           --      7,200,217
  Other Cost of Services          5,575,918     2,669,923           --      8,245,841
  Writedown of Intangible Assets         --     6,487,515           --      6,487,515
                                -----------  ------------  -----------    -----------

  Total Cost of Services         19,339,274    16,448,841           --     35,788,115
                                -----------  ------------  -----------    -----------

  Gross Profit [Loss]            19,320,910    (1,689,920)          --     17,630,990
                                -----------  ------------  -----------    -----------

General and Administrative Expenses:
  Depreciation and Amortization     798,365       791,355      206,000[4]   1,795,720
  Other General and
   Administrative Expenses       11,346,007     6,086,957           --     17,432,964
  Provision for Doubtful
   Accounts                       5,291,507            --           --      5,291,507
                                 ----------  ------------  -----------    -----------

  Total General and
   Administrative Expenses       17,435,879     6,878,312      206,000     24,520,191
                                -----------  ------------  -----------    -----------


  Income [Loss] from Operations   1,885,031    (8,568,232)    (206,000)    (6,889,201)
                                -----------  ------------  -----------    -----------

Non-Recurring Gain on Sale of
  Intangible Assets               2,025,689            --           --      2,025,689
                                -----------  ------------  -----------    -----------

Other [Income] Expense:
  Interest Expense                1,124,432     1,480,590      120,000[2]   3,085,022
                                                               360,000[1]
  Interest Income                  (274,887)       (1,043)          --       (275,930)
                                -----------  ------------  -----------    -----------

  Total Other Expense - Net         849,545     1,479,547      480,000      2,809,092
                                -----------  ------------  -----------    -----------

  Income [Loss] Before Income
   Taxes                          3,061,175   (10,047,779)    (686,000)    (7,672,604)

Provision for Income Tax Expense
   [Benefit]                       (138,740)           --          --       (138,740)
                                -----------  ------------  ----------    -----------

  Net Income [Loss]             $ 3,199,915  $(10,047,779) $ (686,000)   $(7,533,864)
                                ===========  ============  ==========    ===========

  Net Income Per Share          $       .36                              $      (.58)
                                ===========                              ===========

  Number of Shares               12,757,946                               12,757,946
                                ===========                              ===========

The Accompanying Notes are an Integral Part of Pro Forma These Financial Statements.

                                         5

BIO-REFERENCE LABORATORIES, INC. AND SUBSIDIARY
------------------------------------------------------------------------------


PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
[UNAUDITED]
------------------------------------------------------------------------------


                                Bio-Reference
                                Laboratories,  Medilabs,
                                    Inc.         Inc.
                                Three months Three months
                                    ended        ended
                                 January 31,   March 31,     Pro Forma     Pro Forma
                                   1 9 9 8      1 9 9 8     Adjustments    Combined

Net Revenues                    $ 8,936,424  $ 3,702,935 $         --    $12,639,359
                                -----------  ----------- ------------    -----------

Cost of Services:
  Depreciation                      103,245       64,711           --        167,956
  Employee Related Expenses       2,003,239    1,044,377           --      3,047,616
  Reagents and Laboratory
   Supplies                       1,061,348      487,115           --      1,548,463
  Other Cost of Services          1,331,278      747,221           --      2,078,499
                                -----------  ----------- ------------    -----------

  Total Cost of Services          4,499,110    2,343,424           --      6,842,534
                                -----------  ----------- ------------    -----------

  Gross Profit                    4,437,314    1,359,511           --      5,796,825
                                -----------  ----------- ------------    -----------

General and Administrative Expenses:
  Depreciation and Amortization     154,567      109,384       51,000[4]     314,951
  Other General and
   Administrative Expenses        2,866,135    1,267,791           --      4,133,926
  Bad Debt Expense                1,241,210           --           --      1,241,210
                                -----------  ----------- ------------    -----------

  Total General and
   Administrative Expenses        4,261,912    1,377,175       51,000      5,690,087
                                -----------  ----------- ------------    -----------

  Income [Loss] from Operations     175,402      (17,664)     (51,000)       106,738
                                -----------  ----------- ------------    -----------

Other [Income] Expense:
  Interest Expense                  205,316       17,544       30,000[2]     342,860
                                                               90,000[1]
  Interest Income                   (78,624)        (994)          --        (79,618)
                                -----------  ----------- ------------    -----------

  Total Other Expense - Net         126,692       16,550      120,000        263,242
                                -----------  ----------- ------------    -----------

  Income [Loss] Before Income
   Taxes                             48,710      (34,214)    (171,000)      (156,504)

Provision for Income Taxes           10,717           --           --         10,717
                                -----------  ----------- ------------    -----------

  Net Income [Loss]             $    37,993  $   (34,214)$   (171,000)   $  (167,221)
                                ===========  =========== ============    ===========

  Net Income Per Share          $       .01                              $      (.02)
                                ===========                              ===========

  Number of Shares                6,943,448                                6,943,448
                                ===========                              ===========


The Accompanying Notes are an Integral Part of Pro Forma These Financial Statements.

                            INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of Medilabs, Inc.
  Valley Cottage, New York



            We have audited the accompanying balance sheet of Medilabs, Inc. as of December 31, 1997, and the related statements of operations, shareholders' deficit, and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

            We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medilabs, Inc. as of December 31, 1997, and the results of their operations and cash flows for each of the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.








                                          MOORE STEPHENS, P. C.
                                          Certified Public Accountants.

Cranford, New Jersey
May 7, 1998

MEDILABS, INC.
------------------------------------------------------------------------------


BALANCE SHEETS
------------------------------------------------------------------------------


                                                       March 31,  December 31,
                                                        1 9 9 8      1 9 9 7
                                                      [Unaudited]
Assets:
Current Assets:
  Cash                                               $   13,854   $     9,501
  Restricted Cash - Certificate of Deposit                5,786         5,724
  Accounts Receivable - Net                           4,274,581     4,168,034
  Inventory                                             250,856       250,856
  Prepaid Expenses                                       56,843        41,882
                                                     ----------   -----------

  Total Current Assets                                4,601,920     4,475,997
                                                     ----------   -----------

Property and Equipment:
  Automobiles and Fleet Vehicles                        558,694       558,694
  Medical Equipment                                     912,664       912,013
  Leasehold Improvements                                 78,314        71,387
  Furniture and Fixtures                                922,094       920,295
  Computer Equipment                                    215,577       208,565
  Computer Software                                     592,172       558,551
                                                     ----------   -----------

  Total - At Cost                                     3,279,515     3,229,505
  Less:  Accumulated Depreciation                     1,796,744     1,638,696
                                                     ----------   -----------

  Property and Equipment - Net                        1,482,771     1,590,809
                                                     ----------   -----------

Other Assets:
  Deposits                                               86,022        86,022
  Goodwill                                            2,827,496     2,827,496
  Intangible Asset [Net]                                197,478       213,526
                                                     ----------   -----------

  Total Other Assets                                  3,110,996     3,127,044
                                                     ----------   -----------

  Total Assets                                       $9,195,687   $ 9,193,850
                                                     ==========   ===========







The Accompanying Notes are an Integral Part of These Financial Statements.

MEDILABS, INC.
------------------------------------------------------------------------------


BALANCE SHEETS
------------------------------------------------------------------------------


                                                        March 31,   December 31,
                                                         1 9 9 8       1 9 9 7
                                                       [Unaudited]
Liabilities and Shareholder's Deficit:
Current Liabilities:
  Accounts Payable - Trade                           $  2,417,869   $ 2,369,277
  Accounts Payable - Cash Overdraft                        13,058       183,836
  Accrued Salaries and Commissions                        329,283       282,414
  Accrued Expenses                                        594,674       556,551
  Current Maturities of Long-Term Debt                     66,837        84,213
  Capitalized Lease Obligation                            182,629       190,207
  Due to Related Parties                               17,167,532    17,022,776
                                                     ------------   -----------

  Total Current Liabilities                            20,771,882    20,689,274
                                                     ------------   -----------

Long-Term Liabilities:
  Long-Term Debt, Less Current Maturities                   7,621        17,782
  Capitalized Lease Obligations                           219,339       255,735
                                                     ------------   -----------

  Total Long-Term Liabilities                             226,960       273,517
                                                     ------------   -----------

Commitments and Contingencies                                  --            --
                                                     ------------   -----------

Shareholder's Deficit:
  Common Stock, Par Value $.01 Per Share, Authorized
   1,000 Shares; Issued and Outstanding 100 Shares              1             1

  Additional Paid-in Capital                            1,718,000     1,718,000

  Accumulated Deficit                                 (13,521,156)  (13,486,942)
                                                     ------------   -----------

  Total Shareholder's Deficit                         (11,803,155)  (11,768,941)
                                                     ------------   -----------

  Total Liabilities and Shareholder's Deficit        $  9,195,687   $ 9,193,850
                                                     ============   ===========






The Accompanying Notes are an Integral Part of These Financial Statements.

MEDILABS, INC.
------------------------------------------------------------------------------


STATEMENTS OF OPERATIONS
------------------------------------------------------------------------------



                                 Three months ended               Years ended
                                      March 31,                  December 31,
                                 1 9 9 8      1 9 9 7       1 9 9 7        1 9 9 6
                                 -------      -------       -------        -------
                               [Unaudited]  [Unaudited]

Net Revenues                  $ 3,702,935   $3,609,480     $14,758,921  $14,361,829
                              -----------   ----------     -----------  -----------

Cost of Services:
  Depreciation                     64,711       79,229        381,520       398,200
  Employee Related Expenses     1,044,377    1,109,598      4,486,991     4,137,351
  Reagents and Laboratory
   Supplies                       487,115      692,361      2,422,892     2,764,536
  Other Cost of Services          747,221      705,114      2,669,923     2,496,676
  Writedown of Intangible
   Assets                              --           --      6,487,515            --
                                ---------   ----------     ----------   -----------

  Total Cost of Services        2,343,424    2,586,302     16,448,841     9,796,763
                              -----------   ----------     ----------   -----------

  Gross [Loss] Profit           1,359,511    1,023,178     (1,689,920)    4,565,066
                              -----------   ----------     ----------   -----------

General and Administrative
 Expenses:
  Depreciation                     93,337      114,278        355,870       269,920
  Amortization                     16,047      123,895        435,485       372,041
  Other General and
   Administrative Expenses        396,182      367,865      2,332,387     2,334,685
  Salaries and Benefits           871,609      925,988      3,754,570     3,874,372
                              -----------   ----------     ----------   -----------

  Total General and
   Administrative Expenses      1,377,175    1,532,026      6,878,312     6,851,018
                              -----------   ----------     ----------   -----------

  Loss from Operations            (17,664)    (508,848)    (8,568,232)   (2,285,952)
                              -----------   ----------     ----------   -----------

Other [Income] Expense:
  Interest Expense - Related
   Party                               --           --      1,377,721     1,066,971
  Interest Expense                 17,544       27,780        102,869       111,136
  Interest Income                    (994)         (58)        (1,043)         (146)
                              -----------   ----------     ----------   -----------

  Total Other Expense - Net        16,550       27,722      1,479,547     1,177,961
                              -----------   ----------     ----------   -----------

  Net Loss                    $   (34,214)  $ (536,570)  $(10,047,779)  $(3,463,913)
                              ===========   ==========   ============   ===========





The Accompanying Notes are an Integral Part of These Financial Statements.

MEDILABS, INC.
------------------------------------------------------------------------------


STATEMENTS OF SHAREHOLDER'S DEFICIT
------------------------------------------------------------------------------



                                                                            Total
                                                 Additional  Accumulated Stockholder's
                                  Common Stock     Paid-in     Earnings     Equity
                               Shares    Amount    Capital    [Deficit]   [Deficit]

Balance - December 31, 1995         100 $      1 $1,718,000 $     24,750  $  1,742,751

                                     --       --         --           --            --

  Net [Loss] for the Year             -        -          -   (3,463,913)   (3,463,913)
                                ------- -------- ---------- ------------  ------------

Balance - December 31, 1996         100        1  1,718,000   (3,439,163)   (1,721,162)

  Net [Loss] for the Year            --       --         --  (10,047,779)  (10,047,779)
                                ------- -------- ---------- ------------  ------------

  Balance - December 31, 1997       100 $      1 $1,718,000 $(13,486,942) $(11,768,941)

  Net [Loss] for the Three
   Months ended March 31, 1998
   [Unaudited]                       --       --         --      (34,214)      (34,214)
                                ------- -------- ---------- ------------  ------------

  Balance - March 31, 1998
   [Unaudited]                      100 $      1 $1,718,000 $ 13,521,156  $(11,803,155)
                                ======= ======== ========== ===========   ============




The Accompanying Notes are an Integral Part of These Financial Statements.

]MEDILABS, INC.
------------------------------------------------------------------------------


STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------


                                 Three months ended               Years ended
                                      March 31,                  December 31,
                                 1 9 9 8      1 9 9 7       1 9 9 7        1 9 9 6
                                 -------      -------       -------        -------
                               [Unaudited]  [Unaudited]

Operating Activities:
  Net Loss                    $   (34,214)  $ (536,570)    $(10,047,779)$(3,463,913)
                              -----------   ----------     ------------ -----------
  Adjustments to Reconcile
   Net Loss to Net Cash
    [Used for] Operating
    Activities:
   Depreciation and
    Amortization                   174,095     317,404        1,172,875   1,040,161
   Gain on Sale of Assets          (4,000)      (6,000)         (12,350)         --
   Writedown of Intangible
    Assets                             --           --        6,487,515          --

  Changes in Assets and Liabilities:
   [Increase] Decrease in:
     Accounts Receivable         (106,547)    (529,488)      (1,415,275)   (136,561)
     Prepaid Expenses             (14,961)     (24,447)          11,682     101,706
     Inventory                         --           --           10,514      98,102

   Increase [Decrease] in:
     Accounts Payable              48,592      429,466          723,123     698,320
     Accrued Salaries and
      Commissions                  46,869      (12,124)         (23,779)    117,586
     Accrued Expenses              38,124       82,121         (435,599)    792,702
                              -----------   ----------      ----------- -----------

   Total Adjustments              182,172      256,932        6,518,706   2,712,016
                              -----------   ----------      ----------- -----------

  Net Cash - Operating
   Activities - Forward           147,958     (279,638)      (3,529,073)   (751,897)
                              -----------   ----------     ------------ -----------

Investing Activities:
  Acquisition of Property and
   Equipment                      (50,010)     (96,520)        (249,355) (1,203,467)
  Proceeds from Sale of Property
   and Equipment                    4,000        6,000           12,350          --
  Acquisition of Business - Net
   of Cash Acquired                    --           --               --  (3,454,421)
  Changes in Certificate of
   Deposit - Restricted               (62)         (58)            (242)     (5,482)
  Reduction of Deposits                --           --           22,455     (94,500)
  Other                                --           --          (14,675)         --
                              -----------   ----------      ----------   ----------

  Net Cash - Investing
   Activities - Forward       $   (46,072)  $  (90,578)    $  (229,467) $(4,757,870)



The Accompanying Notes are an Integral Part of These Financial Statements.

MEDILABS, INC.
------------------------------------------------------------------------------


STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------



                                 Three months ended               Years ended
                                      March 31,                  December 31,
                                 1 9 9 8      1 9 9 7       1 9 9 7        1 9 9 6
                                 -------      -------       -------        -------
                               [Unaudited]  [Unaudited]

  Net Cash - Operating
   Activities - Forwarded     $   147,958   $ (279,638)    $(3,529,073) $  (751,897)
                              -----------   ----------     -----------  -----------

  Net Cash - Investing
   Activities - Forwarded         (46,072)     (90,578)      (229,467)   (4,757,870)
                              -----------   ----------     ----------   -----------

Financing Activities:
  Payments of Long-Term Debt      (27,537)     (28,092)      (117,148)      (99,198)
  Payments of Capital Lease
   Obligations                    (43,974)     (37,337)      (211,275)     (144,900)
  Accounts Payable - Cash
   Overdraft                     (170,778)          --        183,836            --
  Repayment of Note Payable -
   Vilardi                             --      (45,000)       (60,000)      (40,000)
  Loans Payable from Related
   Parties                        144,756      465,790      3,838,862     6,096,884
  Repayment of Note Payable -
   Ruocco                              --           --             --       (86,184)
                              -----------   ----------     ----------   -----------

  Net Cash - Financing
   Activities                     (97,533)     355,361      3,634,275     5,726,602
                              -----------   ----------     ----------   -----------

  Net [Decrease] Increase in
   Cash                             4,353      (14,855)      (124,265)      216,835

Cash - Beginning of Years           9,501      133,766        133,766       (83,069)
                              -----------   ----------     ----------   -----------

  Cash - End of Years         $    13,854   $  118,911     $    9,501   $   133,766
                              ===========   ==========     ==========   ===========

Supplemental Disclosures of Cash Flow Information:
  Cash paid during the years for:
   Interest                   $    17,544   $   27,780     $  102,869   $   111,136
   Income Taxes               $     6,200   $       --     $       --   $        --

Supplemental Schedule of Non-Cash Investing and Financing Activities:
  In April  1997,  the  Company  incurred a capital  lease  obligation  totaling
$98,050 in connection with the acquisition of medical equipment.

  In July 1996, the Company incurred a capital lease obligation of $370,000 in connection with the acquisition of medical equipment.




The Accompanying Notes are an Integral Part of These Financial Statements.

MEDILABS, INC.
NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


[1] Organization and Business

Medilabs,  Inc. [the  "Company"],  a  wholly-owned  subsidiary of Long Term Care
Services, Inc. was incorporated on March 18, 1994 to initially engage in the business of developing and marketing on-site medical screening examinations. The Company's emphasis has been in the clinical laboratory segment of its operations, principally servicing the greater New York metropolitan area. On April 9, 1998, the Company was sold to Bio-Reference Laboratories, Inc. [See Subsequent Event Note].

[2] Summary of Significant Accounting Policies

Revenue Recognition - Revenues are recognized at the time the services are performed. Revenues on the statements of operations are as follows:

                                                             Years ended
                                                            December 31,
                                                         1 9 9 7     1 9 9 6
                                                         -------     -------

Gross Revenues                                         $27,920,080 $25,047,299
                                                       ----------- -----------
Contractual Adjustments and Discounts:
  Medicare/Medicaid Portion                              6,973,467   5,812,895
  Other                                                  6,187,692   4,872,575
                                                       ----------- -----------

  Total Contractual Adjustments and Discounts           13,161,159  10,685,470
                                                       ----------- -----------

  Net Revenues                                         $14,758,921 $14,361,829
  ------------                                         =========== ===========

A number of proposals for legislation are under discussion which could substantially reduce Medicare and Medicaid reimbursements to clinical laboratories. Depending upon the nature of regulatory action, and the content of legislation, the Company could experience a significant decrease in revenues from Medicare and Medicaid, which could have a material adverse effect on the Company. The Company is unable to predict, however, the extent to which such actions will be taken.

Contractual Credits and Provision for Doubtful Accounts - An allowance for contractual credits is determined based upon a review of the reimbursement policies and subsequent collections for the different types of receivables. An allowance for doubtful accounts is determined based upon a percentage of total receivables. The aggregate allowance, which is shown net against accounts receivable, was $5,604,289 as of December 31, 1997.

Inventory - Inventory is stated at the lower of cost [on a first-in, first-out basis] or market. Inventory consists primarily of clinical supplies.

Deferred Income Taxes - Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

MEDILABS, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #2
------------------------------------------------------------------------------



[2] Summary of Significant Accounting Policies [Continued]

Impairment - Certain long-term assets of the Company including goodwill are reviewed at least annually as to whether their carrying value has become impaired, pursuant to guidance established in Statement of Financial Accounting Standards ["SFAS"] No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations [undiscounted and without interest charges]. If impairment is deemed to exist, the assets will be written down to fair value or projected discounted cash flows from related operations. Management also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives [See Note 3].

Property and Equipment - Property and equipment are carried at cost. Depreciation is computed by the straight-line method over the estimated useful lives of the respective assets which range from 2 to 15 years. Leasehold improvements are amortized over the life of the lease, which is approximately five years.

The statements of operations reflect depreciation expense related to property and equipment of $737,390 and $668,120 for the years ended December 31, 1997 and 1996, respectively.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

Goodwill - Goodwill represents the excess of the cost of company over the fair value of its net assets at the date the Company was acquired and is being amortized over 10-40 years. The statements of operations reflected amortization for the years ended December 31, 1997 and 1996 of $249,671 and $240,632, respectively.

At December 31, 1997, the Company's management determined that the goodwill was impaired as a result of the subsequent sale of certain of the Company's assets and liabilities and resulting value therefore determined. Accordingly, the Company recorded a write-down in the amount of $3,608,394 to reflect the estimated value of $2,827,496 as derived from the subsequent sale of the business [See Note 13].

In addition, goodwill also included the excess of the cost of Long Island Laboratories Associates over the fair value of its net assets at the date of acquisition and was being amortized on the straight-line method over 6-40 years. The statements of operations reflected amortization expense related to goodwill for the years ended December 31, 1997 and 1996 of $121,622 and $86,050, respectively. Such amount was written off as of December 31, 1997 [See Note 3].

Intangible Assets - Intangible assets represents covenants not-to compete in the amount of $325,000 and are amortized using the straight-line method over 4.5-10 years. The statements of operations reflect amortization expense related to intangible assets of $64,192 and $45,359 for the years ended December 31, 1997 and 1996, respectively.

Advertising Costs -Advertising costs are expensed when incurred. Advertising costs amounted to $36,660 and $59,864 for the years ended December 31, 1997 and 1996, respectively.

Cash and Cash Equivalents - The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. The Company did not have any cash equivalents at December 31, 1997.

MEDILABS, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #3
------------------------------------------------------------------------------


[3] Acquisition

On February 1, 1996, the Company purchased certain assets of Long Island Laboratory Associates ["LILA"] for approximately $3,295,000 and assumed certain liabilities of approximately $385,000.

Pro forma net patient revenues and net income for 1996 would not have been materially different from actual amounts if the acquisition of LILA had occurred on January 1, 1996.

The Company's acquisition was accounted for using the purchase method of accounting, and the operations of the acquired laboratory was included in the Company's results of operations from the date of acquisition. The excess purchase price over fair value of net assets acquired for the acquisition has been recorded as goodwill and other identified intangibles, which was being amortized over the estimated lives ranging from 6 to 25 years.

At December 31, 1997, the Company's management determined that goodwill was impaired. As a result, the Company wrote-off goodwill of $2,879,121. The Company wrote-off the assets after it determined that the amortization of the asset's balance over its remaining life could not be recovered through projected future discounted cash flows.

[4] Long-Term Debt

Long-term debt consists of various automobile loans with a credit group maturing through October 1999 with interest rates ranging from 8.9 to 11.75 percent, aggregate monthly payments of $10,890 and secured by automobiles.

Maturities of long-term debt at December 31, 1997 in each of the next five years are as follows:

1998                                $    84,213
1999                                     17,782
2000                                         --
2001                                         --
2002                                         --
                                    -----------

  Total                             $   101,995
  -----                             ===========

[5] Income Taxes

At December 31, 1997, the Company had net operating loss carryforwards of approximately $7,531,000 for federal income tax purposes, which expire in years 2009 through 2012. In addition, the Company had net operating losses for state purposes. The Company operates in several states, however, most of its business is conducted in the New Jersey and New York area. The following summarizes the operating loss carryforwards by year of expiration.

At December 31, 1997, the Company has a deferred tax asset of approximately $3,012,000 and a valuation allowance of approximately $3,012,000 to the asset, an increase of $1,156,000 since December 31, 1996. The deferred tax asset primarily relates to net operating loss carryforwards.

MEDILABS, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #4
------------------------------------------------------------------------------


[6] Capitalized Lease Obligations

The Company leases various assets under capital leases expiring as follows:

                                         December 31,
                                           1 9 9 7
                                          ----------
Medical Equipment                         $ 903,736
Less: Accumulated Depreciation              354,680
                                          ---------

  Net                                     $ 549,056
  ---                                     =========

Depreciation expense on assets under capital leases was $198,359 for the year ended December 31, 1997.

Aggregate future minimum rentals under capital leases are:

Years ended
December 31,
  1998                                         $  225,753
  1999                                            129,373
  2000                                             93,439
  2001                                             56,557
  2002                                              5,130
                                               ----------

  Total                                           510,252
  Less:  Interest                                  64,310
                                               ----------
   Present Value of Minimum Lease Payments     $  445,942
                                               ==========
Related Party Transactions - During the year ended December 31, 1997 and 1996, the Company was charged and advanced certain amounts by its parent company, Long Term Care Services, Inc. and Subsidiaries ["LTCS"] the following:

                                          Years ended
                                         December 31,
                                       1 9 9 7    1 9 9 6
                                       -------    -------

Insurance                          $  228,731  $  (174,720)
Advances                            1,650,000   (2,333,900)
Professional Fees                     104,072      (21,147)
Salaries                                6,000           --
Other                                   1,991    1,351,912
                                   ----------  -----------

Total Charged                       1,990,794   (1,177,855)
Less: Amount Reimbursed               106,083      467,806
                                   ----------  -----------

  Totals                           $ 1,884,711 $ (710,049)
  ------                           =========== ==========

In addition, certain advances from LTCS in the amount of $6,535,721 for the year ended December 31, 1997 and 1996 were interest bearing. Interest of approximately $1,370,000 was calculated on these advances at approximately 21%. All other advances were non-interest bearing.

MEDILABS, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #5
------------------------------------------------------------------------------



[7] Commitments and Contingencies

The Company leases various office and laboratory facilities and equipment under triple net operating leases expiring through November 2000. Several of these leases contain renewal options for three to five year periods.

Total expense for property and equipment rental for the years ended December 31, 1997 and 1996 was $578,000 and $539,000, respectively. There were no contingent rental amounts due through December 31, 1997.

Aggregate future minimum rental payments on noncancelable operating leases are as follows:

                                                 Property      Equipment
December 31,
  1998                                         $  353,827   $     7,920
  1999                                            241,475         3,300
  2000                                             47,097            --
  2001                                                 --            --
  2002                                                 --            --
  Thereafter                                           --            --
                                               ----------   -----------

   Totals                                      $  642,399   $    11,220
   ------                                      ==========   ===========

[8] Litigation

In the normal course of business, the Company is exposed to a number of asserted and unasserted potential claims. In the opinion of management, the resolution of these matters will not have a material adverse effect on the Company's financial position or results of operations.

[9] Insurance

The Company maintains professional liability insurance of $3,000,000 in the aggregate, with a per occurrence limit of $1,000,000. In addition, the Company maintains excess commercial insurance of $10,000,000 per occurrence. The Company believes, but cannot assure, that its insurance coverage is adequate for its current business needs. A determination of Company liability for uninsured or underinsured acts or omissions could have a material adverse affect on the Company's operations.

[10] Concentrations of Credit Risk

At December 31, 1997, the Company had approximately $132,493 in cash and certificates of deposit balances at financial institutions which were in excess of the federally insured limits.

Credit risk with respect to accounts receivable is generally diversified due to the large number of patients comprising the client base. The Company does have significant receivable balances with government payors and various insurance carriers. Generally, the Company does not require collateral or other security to support customer receivables, however, the Company continually monitors and evaluates its client acceptance and collection procedures to minimize potential credit risks associated with its accounts receivable and establishes an allowance for uncollectible accounts and as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is not material to the financial statements.

MEDILABS, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #6
------------------------------------------------------------------------------



[11] Employee Benefit Plan

In 1995, the Company began sponsoring the Medilabs, Inc. 401(k) Profit-Sharing Plan. Employees become eligible for participation after attaining the age of eighteen, completing one year of service and maintaining a minimum of twenty hours per week. Participants may elect to contribute up to fourteen percent of their compensation, as defined in the Plan Adoption Agreement, to a maximum of $9,500 in 1997 and 1996 as adjusted for inflation. The Company may choose to make a matching contribution to the plan for each participant who has elected to make tax-deferred contributions for the plan year, at a percentage determined each year by the Company. For the years ended December 31, 1997 and 1996, the Company made matching contributions of $93,822 and $83,425, respectively, and charged those amounts to operations. If the Company elects to match participant contributions, the employer contribution will be fully vested after the fourth year of service.

[12] Fair Value of Financial Instruments

Effective  December  31,  1995,  the  Company  adopted  Statement  of  Financial
Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments," which requires disclosing fair value to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement. The following table summarizes financial instruments by individual balance sheet classifications:

                                                    December 31, 1997
                                             Carrying Amount   Fair Value
                                             ---------------   -----------
Due to Related Parties                         $17,022,776     $17,022,776
Long-Term Debt                                 $  101,995      $  101,995
Capitalized Lease Obligations                  $  445,942      $  445,942

[13] New Authoritative Accounting Pronouncements

The Financial Accounting Standards Board ["FASB"] issued Statement of Financial Accounting Standards ["SFAS"] No. 130, "Reporting Comprehensive Income." SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Earlier application is permitted. Reclassification of financial statements for earlier periods provided for comparative purposes is required. The Company is in the process of determining its preferred format. The adoption of SFAS No. 130 will have no impact on the Company's consolidated results of operations, financial position or cash flows.

The FASB has issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 changes how operating segments are reported in annual financial statements and requires the reporting of selected information about operating segments in interim financial reports issued to shareholders. SFAS No. 131 is effective for periods beginning after December 15, 1997, and comparative information for earlier years is to be restated. SFAS No. 131 need not be applied to interim financial statements in the initial year of its application. The Company is in the process of evaluating the disclosure requirements. The adoption of SFAS No. 131 will have no impact on the Company's consolidated results of operations, financial position or cash flows.

MEDILABS, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #7
------------------------------------------------------------------------------



[14] Subsequent Event - Sale of Company

On April 9, 1998, certain of the Company's assets and liabilities were purchased by Bio-Reference Laboratories, Inc. for gross proceeds of approximately $5.5 million subject to a final post closing adjustment as of such date. The Company has reevaluated and recorded writedowns on intangible assets as a result of this transaction as of December 31, 1997.

[15] Unaudited Interim Statements

The financial statements for the three months ended March 31, 1998 and 1997 is unaudited; however, in the opinion of management all adjustments [consisting solely of normal recurring adjustments] necessary in order to make the interim financial statements not misleading have been made. The results of the interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.





                      .   .   .   .   .   .   .   .   .   .

SIGNATURE
------------------------------------------------------------------------------





Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 Bio-Reference Laboratories, Inc.
                                 (Registrant)



Dated: June 5, 1998              By: /s/ Sam Singer
                                     --------------
                                     Sam Singer
                                     Chief Financial and Accounting Officer